                                                                     EXHIBIT 2.2

Prescribed by                                               Approved________
Bob Taft, Secretary of State                                Date____________
30 East Broad Street, 14th Floor                            Fee_____________
Columbus, Ohio 43266-0418
Form MER (July 1994)
                             CERTIFICATE OF MERGER

     In accordance with the requirements of Ohio law, the undersigned corporations, limited liability companies and/or limited partnerships, desiring to effect a merger, set forth the following facts:

1.   SURVIVING ENTITY

     A.   The name of the entity surviving the merger is:

        Home Dialysis of Fairfield, Inc.
     --------------------------------------------------------------------------

     --------------------------------------------------------------------------
     (if the surviving entity is an Ohio limited partnership or qualified foreign limited partnership, its registration number must be provided)

     B. Name change: As a result of this merger, the name of the surviving entity has been changed to the following: Everest Healthcare Ohio,
                                                    ------------------------
          Inc. __________________________________________________ (complete only
          ----
          if the name of surviving entity is changing through the merger)

     C. The surviving entity is a: (Please check the appropriate box and fill in the appropriate blanks)

     [X]  Domestic (Ohio) corporation

     [_] Foreign (Non-Ohio) corporation incorporated under the laws of the state/ country of ______________ and licensed to transact business in the state of Ohio.

     [_] Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of _______________, and NOT licensed to transact business in the state of Ohio.

     [_]  Domestic (Ohio) limited liability company

     [_] Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of ________________, and registered to do business in the state of Ohio.

     [_] Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of ____________________, and NOT registered to do business in the state of Ohio.

     [_]  Domestic (Ohio) limited partnership, registration number _____________

     [_] Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of ______ and registered to do business in the state of Ohio, under registration number ________________

     [_] Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of ___________________, and NOT registered to do business in the state of Ohio.

II.  Merging Entities

     The name, type of entity, and state/country of incorporation or organization, respectively, of each entity, other than the survivor, which is a party to the merger are as follows: (if insufficient space to cover this item, please attach a separate sheet listing the merging entities; Ohio registered or foreign qualified limited partnerships must include registration number)

Name                                               State/ Country of Organization        Type of Entity
Home Dialysis of Columbus, Inc.                               Ohio                       corporation
------------------------------------------------------------------------------------------------------------------
Dialysis Specialists of Central Cincinnati, Ltd.              Ohio                       limited liability company
------------------------------------------------------------------------------------------------------------------
Home Dialysis of Dayton, Inc.                                 Ohio                       corporation
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

III. Merger Agreement on File

     The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

     Name                                                     Address
  Mr. Craig W. Moore                                          101 N. Scoville
----------------------                                        ---------------------------------------
                                                              (street and number)

                                                              Oak Park, IL 60302
                                                              ------------------------------------------------
                                                              (city, village or township)  (state)  (zip code)

IV.  Effective Date of Merger

     This merger is to be effective:

     On September 30, 1999 (if a date is specified, the date must be a date on or after the date of filing, the effective date of the merger cannot be earlier than the date of filing; if no date is specified, the date of filing will be the effective date of the merger).

V.   Merger Authorized

     The laws of the state or country under which each constituent entity exists, permits this merger.

     This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.

VI.    Statutory Agent

       The name and address of the surviving entity's statutory agent upon whom any process, notice or demand may be served is:

       Name                       Address

Not required
-----------------------------------------------------------------------
                         (complete street address)

                    ___________________________________________________
                         (city, village or township)  (zip code)

(This item MUST be completed if the surviving entity is a foreign entity which is not licensed, registered or otherwise authorized to conduct or transact business in the State of Ohio)

       Acceptance of Agent

       The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.

                    Not required
                    ---------------------------------------------------
                    Signature of Agent

(The acceptance of agent must be completed by domestic surviving entities if through this merger the statutory agent for the surviving entity has changed, or the named agent differs in any way from the name reflected on the Secretary of State's records.)

VII.   Statement of Merger

       Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity.

VIII.  Amendments

       The articles of incorporation, articles of organization or certificate of limited partnership (strike the inapplicable terms) of the surviving domestic entity herein, are amended as set forth in the attached "Exhibit A"

       (Please note that any amendments to articles of incorporation, articles of organization or to a certificate of limited partnership MUST be attached if the surviving entity is a DOMESTIC corporation, limited liability company, or limited partnership.)

IX.  Qualification or Licensure of Foreign Surviving Entity: THIS SECTION IX NOT
                                                             -------------------
APPLICABLE.
----------

     A. The listed surviving foreign corporation, limited liability company, or limited partnership desires to transact business in Ohio as a foreign corporation, foreign limited liability company, or foreign limited partnership, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the State of Ohio. The name and complete address of the statutory agent is:

______________________________________________________________
(name)                     (street and number)

___________________________, Ohio ____________________________
(city, village or township)          (zip code)

     The subject surviving foreign corporation, limited liability company or limited partnership irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State if the agent cannot be found, if the corporation, limited liability company or limited partnership fails to designate another agent when required to do so, or if the corporation's, limited liability company's, or limited partnership's license or registration to do business in Ohio expires or is canceled.

     B. The qualifying entity also states as follows: (complete only if applicable)

               1. Foreign Qualifying Limited Liability Company (If the qualifying entity is a foreign limited liability company, the following information must be completed)

                    a. The name of the limited liability company in its state of organization/registration is _______________________
                         _______________________________________________________

                    b. The name under which the limited liability company desires to transact business in Ohio is
                         _______________________________________________________

                    c. The limited liability company was organized or registered on ______________________ under the laws of
                                       month    day      year
                         the state/country of
                         ________________________________

                    d. The address to which interested persons may direct request for copies of the articles of organization, operating agreement, bylaws, or other charter documents of the company is: ____________________________________

                         _______________________________________________________

               2. Foreign Qualifying Limited Partnership (If the qualifying entity is a foreign limited partnership, the following information must be completed)

                    a.   The name of limited partnership is ____________________
                         _______________________________________________________

                    b.   The limited partnership was formed on _________________
                                                               month   day  year
                         under the laws of the state/country of ________________

                    c. The address of the office of the limited partnership in its state/country of organization is __________________
                         _______________________________________________________

                    d.   The limited partnership's principal office address is
                         _______________________________________________________

                    e. The names and business or residence addresses of the GENERAL partners of the partnership are as follows:

                         Name            Address

                         _______________________________________________________

                         _______________________________________________________

                         _______________________________________________________

                         (If insufficient space to cover this item, please attach a separate sheet listing the general partners and their respective addresses)

                    f. The address of the office where a list of the names and business or residence addresses of the limited partners and their respective capital contributions is to be maintained is:

                         _______________________________________________________

                         _______________________________________________________

                         The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is canceled or withdrawn.

     The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below.

Home Dialysis of Fairfield, Inc.
------------------------------------------------     ________________________________________________
exact name of entity                                 exact name of entity

By: Craig W. Moore                                   By: /s/ Craig W. Moore
   ---------------------------------------------        ---------------------------------------------
Its: President and Chief Executive Officer           Its:____________________________________________
    --------------------------------------------

Date: September 30, 1999                             Date:____________________
     -------------------

Home Dialysis of Columbus, Inc.
------------------------------------------------     ________________________________________________
exact name of entity                                 exact name of entity

By: Craig W. Moore                                   By: /s/ Craig W. Moore
    --------------------------------------------        ---------------------------------------------
Its: President and Chief Executive Officer           Its:____________________________________________
    --------------------------------------------

Date: September 30, 1999                             Date:____________________
     -------------------

Dialysis Specialists of Central Cincinnati, Ltd.
------------------------------------------------     ________________________________________________
exact name of entity                                 exact name of entity

By: Craig W. Moore                                   By: /s/ Craig W. Moore
   ---------------------------------------------        ---------------------------------------------
Its: Authorized Signatory                            Its:____________________________________________
    --------------------------------------------

Date: September 30, 1999                             Date:____________________
     -------------------


Home Dialysis of Dayton, Inc.
------------------------------------------------     ________________________________________________
exact name of entity                                 exact name of entity

By: Craig W. Moore                                   By: /s/ Craig W. Moore
   ---------------------------------------------        ---------------------------------------------
Its: President and Chief Executive Officer           Its:____________________________________________
    --------------------------------------------


Date: September 30, 1999                             Date:____________________
     -------------------


________________________________________________     ________________________________________________
exact name of entity                                 exact name of entity

By:_____________________________________________     By:_____________________________________________
Its:____________________________________________     Its:____________________________________________

Date:_________________                               Date:____________________

(Please note that the chairman of the board. the president, vice president, secretary or an assistant secretary must sign on behalf of each constituent corporation, and at least one general partner must sign on behalf of each constituent limited partnership; If insufficient space for signature, a separate sheet should be attached containing such signatures)

                                                                       Exhibit A
                                                                       ---------

     The first article of the Articles of Incorporation of Home Dialysis of Fairfield, Inc. is hereby amended in its entirety to read as follows:


          First:  The name of said corporation shall be:

                  Everest Healthcare Ohio, Inc.

                                                                       Exhibit B
                                                                       ---------

                              AGREEMENT OF MERGER
                              -------------------

     This Agreement of Merger (the "Agreement") is made and entered into this 30/th/ day of September, 1999, (the "Effective Date") by and between Home Dialysis of Columbus, Inc., an Ohio corporation, Home Dialysis of Dayton, Inc., an Ohio corporation, and Dialysis Specialists of Central Cincinnati, Ltd., an Ohio limited liability company (collectively, the "Constituent Entities") and Home Dialysis of Fairfield, Inc., an Ohio corporation (the "Surviving Corporation").

     WHEREAS, the parties hereto deem that the purposes and objectives of the Constituent Entities and the Surviving Corporation may be effectively achieved and promoted within a single corporate structure; and

     WHEREAS, in order to accomplish this objective, the parties now desire to merge the Constituent Entities with and into the Surviving Corporation (the "Merger") on the terms and conditions hereinafter set forth and in accordance with the applicable provisions of the Ohio General Corporation Law (the "OGCL") as they may be amended from time to time.

     NOW THEREFORE, BE IT RESOLVED, that in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   ---------

                                Terms of Merger
                                ---------------

     The Constituent Entities shall be merged into the Surviving Corporation in a statutory merger in accordance with OGCL (S)(S) 1701.78, 1701.781 and the terms of this Agreement.

                                  ARTICLE II
                                  ----------

                               Effect of Merger
                               ----------------

     Upon the Effective Date:

     (1) the Constituent Entities and the Surviving Corporation shall be a single corporation;

     (2) the Surviving Corporation shall possess all the rights, privileges, immunities and franchises of each of the Constituent Entities, and all property, real, personal and mixed, and debts due on whatever account, and every other interest belonging to or due to each of the Constituent Entities shall be deemed to be transferred to and vested in the Surviving Corporation, without further act, deed or transfer;

     (3) the Surviving Corporation shall thenceforth be responsible for and subject to all of the debts, liabilities and obligations of each of the Constituent Entities in the same manner as if the Surviving Corporation had itself incurred them;

     (4) any claim, existing action, or proceeding pending by or against any of the Constituent Entities may be prosecuted to judgment by the Surviving Corporation; and

     (5) neither the rights of creditors nor any liens upon the property of either of the Constituent Entities shall be impaired by the Merger.

                                  ARTICLE III
                                  -----------

                     Manner and Basis of Converting Shares
                     -------------------------------------

     The manner and basis of converting the outstanding shares of the capital stock and membership interests of the Constituent Entities into the shares or other securities of the Surviving Corporation shall be as follows: upon the Effective Date, all of the shares of the capital stock and membership interests of the Constituent Entities shall then be immediately canceled and shall cease to exist and the outstanding shares of the Surviving Corporation shall remain in effect.

                                  ARTICLE IV
                                  ----------

Articles of Incorporation, Code of Regulations and Directors and Officers of the
--------------------------------------------------------------------------------
                             Surviving Corporation
                             ---------------------

     The Articles of Incorporation and Code of Regulations (collectively, the "Charter Documents") of Home Dialysis of Fairfield, Inc. in effect on the Effective Date shall be the Charter Documents of the Surviving Corporation in effect on the Effective Date, and they shall thereafter continue to be the Charter Documents of the Surviving Corporation until duly amended or changed in accordance with their internal provisions and those of the OGCL.

     The directors and officers of Home Dialysis of Fairfield, Inc. on the Effective Date will continue as directors and officers of the Surviving Corporation until their successors have been duly elected and qualified pursuant to the Code of Regulations of the Surviving Corporation.

                                   ARTICLE V
                                   ---------

                         Name of Surviving Corporation
                         -----------------------------

     Upon the Effective Date and thereafter, the name of the Surviving Corporation shall be Everest Healthcare Ohio, Inc.

                                  ARTICLE VI
                                  ----------

                                 Miscellaneous
                                 -------------

     The parties hereto each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances, and to take all such further action, including, without limitation, the execution and filing of such instruments in the State of Ohio and any other State as should be necessary or desirable to carry out this Agreement and to consummate and effect the merger contemplated hereby.

     This Agreement shall be governed by and construed in accordance with the laws of Ohio.

     IN WITNESS WHEREOF, the Surviving Corporation and the Constituent Entities have each caused this Agreement to be signed as of the day and the year first written above.

                         Home Dialysis of Columbus, Inc.
                         Home Dialysis of Dayton, Inc.
                         Home Dialysis of Fairfield, Inc.
                         Dialysis Specialists of Central Cincinnati, Ltd.

                         By: /s/ Craig W. Moore
                            --------------------------------------------------
                         Craig W. Moore, President and Chief Executive Officer of each of the above listed entities.